UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2022

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five American Lane, Greenwich, Connecticut 06831
(Address of principal executive offices)

(855) 976-6951
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	XPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04.    Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed on its Current Report on Form 8-K filed on March 28, 2022, on March 25, 2022, XPO Logistics, Inc. (the “Company”) provided notice to Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association (in such capacity, the “Trustee”), under that certain Indenture, dated as of April 28, 2020 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Company, certain subsidiaries of the Company and the Trustee, that on April 9, 2022 (the “Redemption Date”), the Company would redeem $630 million (the “Redeemed Notes”) of the $1.15 billion in aggregate principal amount of its outstanding 6.250% Senior Notes due 2025 (the “Notes”) at a redemption price of 100% of the principal amount thereof plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest to, but excluding, the Redemption Date, in accordance with the terms of the Indenture. On April 9, 2022, the Company completed the redemption of the Redeemed Notes in accordance with the terms of the Indenture. The partial redemption of the Notes resulted in $520 million aggregate principal amount of Notes remaining outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2022	XPO LOGISTICS, INC.

	By:	/s/ Ravi Tulsyan
Name: Ravi Tulsyan
Title: Chief Financial Officer